Exhibit 99.1

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

If you are in any doubt about what action to take, you should immediately consult your stockbroker, bank manager, law accountant or other professional or investment advisor.

If you have sold all of your Petrobras Argentina S.A. (“Petrobras Argentina”) Class B Shares (“PESA Shares”), please send this PESA Share Form of Acceptance (this “Form”) together with the accompanying documents as soon as possible to Pampa Energía S.A. (“Pampa”) or to the stockbroker, bank or other agent through whom the sale was affected for transmission to Pampa.

This document should be read in conjunction with the prospectus dated October 7, 2016 (the “Prospectus”).  All the definitions used in the Prospectus apply in this Form.  All terms and conditions contained in the Prospectus applicable to the U.S. Offers for PESA Shares are deemed to be incorporated in and form part of this Form.

PESA SHARE FORM OF ACCEPTANCE

To Tender Class B Shares held by U.S. Persons

of

Petrobras Argentina S.A.

Pursuant to the Prospectus
dated October 7, 2016

by

Pampa Energía S.A.

THIS PESA SHARE FORM OF ACCEPTANCE OF THE U.S. OFFERS MUST BE RECEIVED BY THE ARGENTINE RECEIVING AGENT BY 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 14, 2016 UNLESS THE U.S. OFFERS ARE EXTENDED OR EARLIER TERMINATED.

The Tax Cost Certificate must be received by the Information Agent no later than five business days prior to the Expiration Date.

The Argentine Receiving Agent is:

SBS TRADING S.A.
Av. Eduardo Madero 900 Piso 11°
City of Buenos Aires, Argentina (C1106ACV)
Telephone: +54-11-4894-1800
E-mail: sbs.trading.desk@gruposbs.com

THIS FORM IS TO BE USED BY U.S. HOLDERS ONLY FOR TENDERING PESA SHARES.  DO NOT USE THIS FORM FOR ANY OTHER PURPOSE.

☐           PRORATION ROLL-OVER:  CHECK HERE IF YOU ARE SUBMITTING THIS FORM BECAUSE YOU ARE A U.S. HOLDER OF PESA ADSs WHO HAS ELECTED TO TENDER IN THE U.S. CASH TENDER OFFER THE PESA SHARES UNDERLYING THE PESA ADSs THAT ARE TENDERED BUT NOT ACCEPTED DUE TO PRORATION IN THE U.S. EXCHANGE OFFER, AND IN THE SPACE BELOW, PROVIDE YOUR VOI NUMBER OR, IF YOU DO NOT HOLD YOUR PESA ADSs THROUGH DTC, THE NAME OF THE REGISTERED HOLDER THROUGH WHICH YOU HOLD YOUR PESA ADSs.

VOI NUMBER / NAME OF REGISTERED HOLDER: _____________________________________

Action to be taken to accept the U.S. Offers

Please read the detailed instructions on how to complete this Form. This Form should only be used to accept the U.S. Offers if you are a registered holder of PESA Shares and you are a U.S. Person or holding PESA Shares for a U.S. Person. PESA Shares beneficially owned or held of record by persons who are not U.S. Persons cannot be tendered pursuant to the U.S. Offers and can only be tendered pursuant to the concurrent Argentine Offer.

If you are a holder of Petrobras Argentina American depositary shares, you should complete a PESA ADS Letter of Transmittal and related documents in accordance with the instructions set forth therein.

If you wish to accept the U.S. Offers, please follow the instructions set forth in the Prospectus and file this Form duly completed and signed and all other documentation that the Argentine Receiving Agent might request with the Argentine Receiving Agent at the address indicated on the cover of this Form, by no later than the Expiration Time on the Expiration Date, unless the U.S. Offers are extended.

Your acceptance of the U.S. Offers is on the terms and subject to the conditions contained in the Prospectus and in this Form. In the event of an inconsistency between the terms and procedures in this Form and the Prospectus, the terms and procedures in the Prospectus shall govern.

If you have any questions as to how to complete this Form, please contact Georgeson LLC, the Information Agent (the “Information Agent” at +1‑888‑293‑6812 (U.S. toll-free) or +1‑781‑575‑2137 (international), or via e‑mail at PetrobrasArgentina@georgeson.com.

Representations and Warranties

By signing this Form you agree that you irrevocably undertake, represent and warrant to and with Pampa the following:

(a)     the presentation of this Form constitutes (i) an acceptance of the U.S. Offers with respect to the number of PESA Shares indicated herein and (ii) with the exception of the withdrawal rights of the tendering holders of PESA Shares, an irrevocable tender of the PESA Shares in the U.S. Offers;

(b)     you are the owner of the PESA Shares indicated herein and you have full authority and rights to deliver, sell and transfer such PESA Shares and rights inherent thereto to us;

(c)     the tendered PESA Shares are tendered free and clear from all liens, titles, charges, privileges and/or encumbrances, and together with all the rights which they grant or may grant in the future;

(d)     the presentation of this Form to the Argentine Receiving Agent constitutes an instruction (which shall become irrevocable after the Acceptance Date) to deliver to Pampa the tendered PESA Shares as of the Settlement Date;

(e)     the presentation of this Form constitutes (i) an instruction (which shall be irrevocable as from the Acceptance Date) to Petrobras Argentina, Caja de Valores, the Argentine Receiving Agent and the Custodian, as applicable, to cause the registration and/or register the transfer of the tendered PESA Shares in favor of Pampa and to deliver to Pampa on the Settlement Date a certificate of ownership of the tendered PESA Share (“constancia de saldo de cuentas”) and/or other documents that prove ownership of such PESA Shares; and (ii) a commitment (which shall be irrevocable as from the Acceptance Date) to present any other document and to take any other measure necessary to allow Pampa to consummate the transfer of ownership of the PESA Shares, pursuant to the terms and conditions set forth in the Prospectus and in this Form of Acceptance;

(f)      you undertake to ratify any and all of the acts or procedures that may be performed or effected by Pampa or any of its directors or agents or Petrobras Argentina or any of its agents, as the case may be, in the exercise of any of Pampa’s, its or their respective powers and/or authorizations in virtue hereof;

(g)     you accept that the voting and any other rights attaching to the tendered PESA Shares, may not be exercised by you while the tendered PESA Shares are deposited in the applicable U.S. Tendered PESA Shares Account;

(h)     you seek to transfer the PESA Securities together with all economic and voting rights, including rights to Distributions declared on or after the Commencement Date. Accordingly, you accept that if on or after the date hereof Petrobras Argentina should declare or pay any Distributions on, or issue any right with respect to, the PESA Shares that are payable or distributable to stockholders of record on Petrobras Argentina’s stock transfer records of PESA Shares on a date prior to the transfer to the name of Pampa’s tendered PESA Shares, then (i) the Offer Consideration payable by Pampa per PESA Share in the U.S. Offers will be reduced to the extent such Distributions are payable in cash and (ii) any non-cash Distributions received and held by a tendering holder shall be required to be promptly remitted and transferred to the Argentine Receiving Agent for the account of Pampa accompanied by appropriate documents of transfer. Pending such remittance, Pampa will be entitled to all rights and privileges, as owner of any such non-cash Distributions and may withhold the entire Offer Consideration or deduct from the Offer Consideration the amount or value thereof, as determined by Pampa in its sole discretion;

(i)       you grant a power of attorney in favor of the Argentine Receiving Agent and the Custodian to receive such notifications, documents or other communications to be sent to the holders of the tendered PESA Shares, to execute any documents necessary to receive and keep in custody the tendered PESA Shares and to exercise all other rights attaching to the tendered PESA Shares;

(j)      you agree not to sell, assign, transfer, pledge or encumber in any manner the tendered PESA Shares while they are deposited in the applicable U.S. Tendered PESA Shares Account and to keep the tendered PESA Shares free and clear from any liens, charges, privileges and/or encumbrances, and not to exercise any of the rights appertaining thereto;

(k)     you agree not to modify or close the cuenta comitente from which the tendered PESA Shares were transferred while the PESA Shares are deposited in the applicable U.S. Tendered PESA Shares Account until the settlement of the U.S. Offers;

(l)       you have reviewed the documents relating to the U.S. Offers; have not received from the Argentine Receiving Agent or the Information Agent any information or representations inconsistent with or differing from the information or representations contained in the documents relating to the U.S. Offers; your decision to tender in the U.S. Offers has been based on your own analysis of Pampa, Petrobras Argentina and of the U.S. Offers, including the benefits and risks involved; and you have not received any type of legal, business, financial, tax and/or any other type of advice from Pampa, the Argentine Receiving Agent, the Information Agent and/or any of their parent, subsidiary, affiliated or related entities;

(m)   all the information contained in this Form is true and correct; and

(n)     you are a U.S. Person or holding for a U.S. Person.

How to complete this Form	Please complete in BLOCK CAPITALS

Do not detach any part of this Form of Acceptance

1.             The U.S. Offers

To tender in the U.S. Offers, write in Box 1 the total number of PESA Shares that you wish to tender in the U.S. Offers.  If no number, or a number greater than your entire holding of PESA Shares, is written in Box 1 and you have signed Box 2, Pampa will deem that no PESA Shares have been tendered. To accept the U.S. Offers, complete Boxes 1 and 3 and sign Box 2 below.

BOX 1
Depositante/Custodian	Cuenta Comitente No.	Number of PESA Shares Tendered Pursuant to U.S. Cash Tender Offer	Number of PESA Shares Tendered Pursuant to U.S. Exchange Offer

☐           IF YOU ARE TENDERING PESA SHARES PURSUANT TO THE U.S. EXCHANGE OFFER, CHECK HERE IF YOU WOULD LIKE TO GIVE THE ARGENTINE RECEIVING AGENT YOUR CONSENT TO TENDER INTO THE U.S. CASH TENDER OFFER FOR CASH IN ARGENTINE PESOS ANY PESA SHARES THAT ARE VALIDLY TENDERED BUT NOT ACCEPTED PURSUANT TO THE U.S. EXCHANGE OFFER.

2.             Signatures

You must execute Box 2 and, in the case of a joint holding, arrange for the designated common representative to sign or, otherwise, all joint holders to do likewise. All signatures must be certified.

If you sign in a capacity other than that of a registered holder (i.e., under a Power‑of‑Attorney), please state the capacity in which you sign and send together with this Form an authorized copy of the Power-of-Attorney.

Sign at the appropriate spaces in Box 2 to accept the U.S. Offers.

BOX 2

Execution by Individuals Signed and delivered as a deed by	Execution by a company Executed and delivered as a deed by

In presence

(Name of record holder)

(Signature of record holder)	(Name of Company)

(Taxpayer ID or SSN)	(Taxpayer ID)

(Representative) (Signature)

(Representative) (Signature)

(The space above should be used to certify as appropriate)

3.             Name(s) and address

Complete Box 3 with the full name and address of the sole or first named registered holder together with the names of all other joint holders (if any) in BLOCK CAPITALS.

BOX 3

First registered holder	Joint registered holder	Joint registered holder
1. First name(s):	2. First name(s):	3. First name(s):
(Mr. Mrs. Miss. Title: )	(Mr. Mrs. Miss. Title: )	(Mr. Mrs. Miss. Title:
Last name:	Last name:	Last name:
Address:	Address:	Address:

Zip code:	Zip code:	Zip code:
Taxpayer ID or SSN:	Taxpayer ID or SSN: _________________	Taxpayer ID or SSN:
Email address: ______________________	Email address: ______________________	Email address:
Joint registered holder(s)
4. First name(s):	5. Corporation(s):
(Mr. Mrs. Miss. Title:__________)
Last name:	Name: ____________________________
Address:	Address:

Zip code:	Zip code:
Taxpayer ID or SSN: _____________________	Taxpayer ID: __________________________
Email address: __________________________	Email address: __________________________

4.             Payment

Upon the compliance of all the terms and conditions set forth in the U.S. Offers, you hereby instruct the Argentine Receiving Agent to make the payment of consideration in respect of the tendered PESA Shares (see Box 1) pursuant to the U.S. Offers by credit to the local Argentine cuenta comitente.

Additional notes regarding the completion and submission of this Form of Acceptance.

The signatures as well as the identity and capacity of each holder of PESA Shares must be independently certified before a Notary Public. The certification expense will be for the account of the tendering holder of PESA Shares.

The Argentine Custodian shall maintain the PESA Shares transferred into the U.S. Tendered PESA Shares Account in custody in favor of both Pampa and the tendering holder of PESA Shares until the Payment Date, provided that (i) the tendering holder of PESA Shares has not withdrawn his PESA Shares, (ii) the tendering of the PESA Shares was not defective, and (iii) the Offer remains in effect.

5.             Withholding Tax

If you are a Foreign Beneficiary, unless you deliver a valid Tax Cost Certificate in the form of (i) Exhibit 1 hereto, in the case of individual holders, or (ii) Exhibit 2 hereto, in the case of holders that are legal entities, in which case Pampa is required to withhold 15% of the Net Gain, if any, of such tendering holder), to Pampa, 13.5% of the Offer Consideration payable or deliverable, as the case may be, to you will be withheld in respect of Argentine income tax on the capital gains derived from the disposition of your PESA Shares. If you are a Foreign Beneficiary and provide a valid Tax Cost Certificate, 15% of the Net Gain of the Offer Consideration payable or deliverable, if any, will be withheld.

If you choose to deliver a Tax Cost Certificate to Pampa, such certificate must be (i) received by the Information Agent no later than five business days prior to the Expiration Date; (ii) prepared by a registered accountant in the jurisdiction where you are domiciled; (iii) certified by a certified public accounting firm; (iv) notarized and apostilled (or authenticated by a consulate in the case an apostilled form is not available); and (v) prepared in accordance with Argentine tax regulations, as described therein.

EXHIBIT 1

Form of Tax Cost Certificate for Individuals

[The Tax Cost Certificate must be received by the Information Agent no later than five business days prior to the Expiration Date]

REPORT OF FACTUAL FINDINGS

To
[Name of Individual]

[Address]

E-mail: []4

Country of birth: []

Country of tax residence: []

Date of birth: []

VOI Number (for holders of PESA ADSs): []

Name of Registered Holder (for registered holders of PESA ADSs): []

We have performed the procedures agreed with you and enumerated below with respect to the amount[s] paid by [Name of Individual], as detailed in the table below, for the acquisition of [Class B Shares (“shares”) or American Depositary Shares (“ADS”)] 1 of Petrobras Argentina S.A. to be presented in the [U.S. Offer to Exchange [shares or ADSs]1 of Petrobras Argentina S.A. for Common Shares or American Depositary Shares of Pampa Energía S.A. / U.S. Cash Tender Offer to Purchase Class B Shares of Petrobras Argentina S.A.] 2. [Name of Individual] is responsible for maintaining the appropriate documentation. Our engagement was undertaken in accordance with the International Standard on Related Services 4400, ‘Engagements to perform agreed-upon procedures regarding financial information’. The procedures were performed solely to assist you in evaluating the validity of the amount[s] paid by [Name of Individual] for the acquisition of shares of Petrobras Argentina S.A. based on the appropriate documentation of [Name of Individual] and are summarized below, together with the findings.

-       We compared the amounts in the table below under the headings “Quantity of shares” and “Amount in currency of payment” to the amount[s] in the [specify supporting documentation, such as invoices, bank statements, brokers’ statements, contracts, etc.] of [Name of Individual] and found the amounts compared to be in agreement.

-       We compared the date[s] in the table below under the heading “Date of acquisition” to the date[s] in the [specify supporting documentation, such as invoices, bank statements, brokers’ statements, contracts, etc.] of [Name of Individual] and found the dates compared to be in agreement.

-       We compared the amounts in the table below under the heading “Exchange rate at acquisition date” to the corresponding buying exchange rate for the date of the transaction as published by the “Banco de la Nación Argentina” and found the amounts compared to be in agreement.

-       We checked the calculation of the product of the amounts in the table below under the heading “Amount in currency of payment” by the amounts in the table below under the heading “Exchange rate at acquisition date” and found the result included in the table below under the heading “Amount in AR$” to be correct.

-       [Other procedures as deemed necessary in the circumstances]

Date of acquisition	Quantity of shares	Amount in currency of payment [specify currency]	Exchange rate at acquisition date [local currency / AR$] [3]	Amount in AR$	Additional information
[Include individual lines for each acquisition]
Total

Because the above procedures do not constitute either an audit or a review made in accordance with International Standards on Auditing, we do not express any assurance on the supporting documentation of [Name of Individual] as at [specify date].

Had we performed additional procedures or had we performed an audit or review of the [financial statements / supporting documentation] in accordance with International Standards on Auditing, other matters might have come to our attention that would have been reported to you.

Our report is solely for the purpose set forth in the first paragraph of this report and for your information and is not to be used for any other purpose or to be distributed to any other parties, other than Pampa Energía S.A. This report relates only to the accounts and items specified above and does not extend to any financial information of [Name of Individual], taken as a whole.

[Name of firm]
[Date]
[Address]

1 Select as appropriate in accordance with the Securities held: Class B Shares or American Depositary Shares

2 Select as appropriate: Exchange Offer or Cash Tender Offer

3 Historical exchange rates should be obtained at www.bna.com.ar.

If the acquisition was made in a currency other than US dollars or Euro, such currency must be translated into US dollars before converting it into Argentine Pesos (“AR$”). The conversion into AR$ shall be made using the “Banco de la Nación Argentina” exchange rate.

4 The withholding certificate will be sent electronically by Pampa Energía to this e-mail address.

EXHIBIT 2

Form of Tax Cost Certificate for Legal Entities

[The Tax Cost Certificate must be received by the Information Agent no later than five business days prior to the Expiration Date]

REPORT OF FACTUAL FINDINGS

To the Management of
[Name of the Company]

[Address]

E-mail: []4

Country of constitution: []

Country of tax residence: []

Date of constitution: []

VOI Number (for holders of PESA ADSs): []

Name of Registered Holder (for registered holders of PESA ADSs): []

We have performed the procedures agreed with you and enumerated below with respect to the amount[s] paid by [Name of the Company] (“the Company”) , as detailed in the table below, for the acquisition of [Class B Shares (“shares”) or American Depositary Shares (“ADS”)] 1 of Petrobras Argentina S.A. to be presented in the [U.S. Offer to Exchange [shares or ADSs]1 of Petrobras Argentina S.A. for Common Shares or American Depositary Shares of Pampa Energía S.A. / U.S. Cash Tender Offer to Purchase Class B Shares of Petrobras Argentina S.A.] 2. The Company’s management is responsible for maintaining the appropriate accounting records. Our engagement was undertaken in accordance with the International Standard on Related Services 4400, ‘Engagements to perform agreed-upon procedures regarding financial information’. The procedures were performed solely to assist you in evaluating the validity of the amount[s] paid by [Name of the Company] for the acquisition of shares of Petrobras Argentina S.A. based on the appropriate documentation and accounting records of the Company and are summarized below, together with the findings.

-       We compared the amounts in the table below under the headings “Quantity of shares” and “Amount in currency of payment” to the amount[s] in the accounting records and [specify supporting documentation, such as invoices, bank statements, brokers’ statements, contracts, etc.] of [Name of the Company] and found the amounts compared to be in agreement.

-       We compared the date[s] in the table below under the heading “Date of acquisition” to the date[s] in the accounting records and [specify supporting documentation, such as invoices, bank statements, brokers’ statements, contracts, etc.] of [Name of the Company] and found the dates compared to be in agreement.

-       We compared the amounts in the table below under the heading “Exchange rate at acquisition date” to the corresponding buying exchange rate for the date of the transaction as published by the “Banco de la Nación Argentina” and found the amounts compared to be in agreement.

-       We checked the calculation of the product of the amounts in the table below under the heading “Amount in currency of payment” by the amounts in the table below under the heading “Exchange rate at acquisition date” and found the result included in the table below under the heading “Amount in AR$” to be correct.

-       [Other procedures as deemed necessary in the circumstances]

Date of acquisition	Quantity of shares	Amount in currency of payment [specify currency]	Exchange rate at acquisition date [local currency / AR$] [3]	Amount in AR$	Additional information
[Include individual lines for each acquisition]
Total

Because the above procedures do not constitute either an audit or a review made in accordance with International Standards on Auditing, we do not express any assurance on the supporting documentation and accounting records of the Company as at [specify date].

Had we performed additional procedures or had we performed an audit or review of the financial statements in accordance with International Standards on Auditing, other matters might have come to our attention that would have been reported to you.

Our report is solely for the purpose set forth in the first paragraph of this report and for your information and is not to be used for any other purpose or to be distributed to any other parties, other than Pampa Energía S.A.. This report relates only to the accounts and items specified above and does not extend to any financial information of [Name of the Company], taken as a whole.

[Name of firm]
[Date]
[Address]

1 Select as appropriate in accordance with the Securities held: Class B Shares or American Depositary Shares

2 Select as appropriate: Exchange Offer or Cash Tender Offer

3 Historical exchange rates should be obtained at www.bna.com.ar.

If the acquisition was made in a currency other than US dollars or Euro, such currency must be translated into US dollars before converting it into Argentine Pesos (“AR$”). The conversion into AR$ shall be made using the “Banco de la Nación Argentina” exchange rate.

4 The withholding certificate will be sent electronically by Pampa Energía to this e-mail address.